EXHIBIT 24.1

DATA SYSTEMS NETWORK CORPORATION
POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Michael W. Grieves, his true and lawful attorney-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K for the year ended December 31, 1997, including any and all amendments thereto, to be filed by Data Systems Network Corporation, and to file the same with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  April 14, 1998

Walter J. Aspatore
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Walter J. Aspatore